Exhibit 10.1

ASSET PURCHASE AGREEMENT    This ASSET PURCHASE AGREEMENT (the "Agreement") is, dated as of MU2.0 , 2017, by and between Auto Recycling of Montgomery, Inc, an Alabama corporation  (the "Seller"),   and SPEEDY OPERATIONS, INC, a Georgia corporation (the "Purchaser").  BACKGROUND INFORMATION  Seller owns and previously operated a retail Auto Salvage Yard business listed on Exhibit A attached hereto and made a part hereof (the "Yard") conducted under the auspices of the City of Montgomery, the County of Montgomery and all applicable State of Alabama governing authorities (the "Business"). This Agreement sets forth the terms and conditions upon which Purchaser is acquiring from Seller, and Seller is selling and delivering to the Purchaser, those assets used by Seller in the operation of the Business, and Purchaser is assuming certain liabilities of Seller with respect to the operation of the Business.   OPERATIVE PROVISIONS   1.  SALE AND TRANSFER OF ASSETS; CLOSING.  1.1.  Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Seller's right, title, and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located (collectively, the "Assets") but excluding the Excluded Assets. By way of description, the Assets shall include those items listed in Section 2.5 hereof. Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Purchaser expressly assumes that Liability pursuant to Section 1.4(a) hereof.   1.2.  Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:  1.2.1  all minute books, stock records and corporate seals of a Seller;  1.2.2  any equity securities of Seller held in treasury;  1,2.3  all personnel records and other records that Seller is required by law to retain in its possession;  1.2.4  all rights of Seller under this Agreement; and  1.3.  Consideration. The consideration for the Assets (the "Purchase Price") will be $90,000 in cash and equity subject to adjustment as hereinafter provided.  1.4.  Liabilities.

1.4.1  Purchaser shall not assume or be obligated to pay, discharge or perform any existing or future  liabilities, debts, obligations, accounts payable,  lease obligations, contracts, warranties or agreements of any Seller, of any nature whatsoever, whether accrued, absolute, direct, indirect, perfected, contingent, asserted or unasserted, regardless how such obligations may have arisen, including without limitation any taxes or other governmental charges, or claims whether or not disclosed herein, other than the Assumed Liabilities (as hereinafter defined). The Assumed Liabilities shall include only those liabilities expressly set forth on Schedule 1.4(a) attached hereto and made a part hereof. For purposes of this Agreement, the term "Liabilities" means with respect to any person or entity, any liability or obligation of such person or entity of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to 'be accrued on the financial statements of such person or entity.   1.4.2  Purchaser shall not be liable for any obligations, duties, commitments, claims or liabilities of Seller which relate in whole or in part to the Business (the "Retained Liabilities") other than the Assumed Liabilities.  The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the Sellers and shall include without limitation those liabilities set forth on Schedule  .4(b) attached hereto and made a part hereof.  1.5.  Allocation.  Seller and Purchaser agree that the allocation  (the "Purchase Price Allocation") of the Consideration among the Assets shall be as set forth on Schedule 1.5.   1.6.  Closing.  The closing  (the  "Closing") of the transactions  contemplated by this Agreement (the "Contemplated Transactions") shall take place, subject to the satisfaction or waiver of the conditions set forth in this Agreement, including the conditions contained in Section 5 of this  Agreement, at 10:00 a.m. on  , 2017, or such other date as may be agreed to by the parties (the "Closing Date"), in the offices of  1.7   Proration's.   Personal property taxes with respect to the Salvage Yard's and the Purchased Assets allocable to year 2017 and prior years shall be the sole responsibility of Seller. Taxes allocable to year 2017shall be prorated as of the Closing Date based Upon the most recently available tax bills therefore and shall otherwise not be adjusted.  Bills for utilities, telephone service and other items not specifically provided for herein which relate to a period prior to or after the Closing Date, the amounts of which are unknown as of the Closing Date, will be prorated as of the Closing Date between Purchaser and Sellers and paid when the invoices therefore are received.  Sellers shall receive credit on the closing statement delivered on the Closing Date for all prepaid expenses and security deposits on hand with any utility provider or landlord which are assignable, and Seller shall assign all of its right, title and interest in and to any such prepaid expenses and security deposits to Purchaser at Closing.   2.   'REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers, jointly and severally, represent and warrant to Purchaser that, except as set forth in the correspondingly numbered schedule provided by the Sellers (the "Seller Disclosure Schedule"), as follows:  2.1.   Organization; Power; Authority.  The Seller is a C corporation organized, validly existing, and in good standing under the laws of the State of Alabama, with full C corporation power and authority to carry on the Business as now being conducted and to own, operate and lease (as the case may be) the Assets and to perform all of its obligations. Auto Recycling of Montgomery, Inc. is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of   - 2 - (#760565)

the properties and assets owned or leased by them or the nature of the business conducted by them makes such qualification necessary.  Seller has the power and authority to sell, assign, transfer, convey and deliver to Purchaser the Assets as contemplated by this Agreement, and the execution, delivery and performance of this Agreement and the Contemplated Transactions have been properly and duly authorized by Seller.  Seller has no subsidiaries. This Agreement and all other agreements executed in connection with the Contemplated Transactions constitute, or will constitute-upon-execution;the-legal,— valid and binding obligations of Seller, enforceable in accordance with their respective terms.  2.2.   No Conflict or Violation; Approvals. The execution, delivery and performance of this Agreement and the Contemplated Transactions will not (a) violate or conflict with any of Seller's articles of organization or operating agreement; (b) cause a breach of, or a default under, or create any right for any party to accelerate, terminate, modify or require notice under or cancel, any contract, permit, authorization or concession that any Seller is a party or by which any of the Assets are bound; (c) violate any law, rule, regulation, constitution, injunction, judgment, order, decree, ruling or other restriction of any government, government agency or court; or (d) impose any encumbrance, restriction or charge on the Business or on any of the Assets. No consent, approval or authorization of, or declaration, filing or registration with, any authority, or any other person or entity, is required to be made or obtained by one of the Sellers in connection with the execution, delivery and performance of the Agreement and the Contemplated Transactions, except as will have been received by Sellers on or before the Closing Date.   2.3.  Capitalization.  John Simmons owns  100% of the stock of   Auto Recycling of Montgomery, Inc. free and clear of all encumbrances. No other person has a contract right, whether by issuance, sale, transfer, or otherwise to any equity capital of Auto Recycling of Montgomery, Inc. 2.4.   Financial Statements. Seller has delivered to the Purchaser complete and correct copies of unaudited financial statements of the Seller for the periods ended and as of December 31, 2014, (the "Financial Statements").  The Financial Statements were not prepared in accordance with-GAAP, nor was GAAP consistently applied throughout the periods indicated; they are consistent with the books and records of the Business; and present fairly the financial condition and results of operations of the Business as of the date thereof and the period then ended.  2.5   Title. Seller has good and marketable title to all of the Assets, free and clear of all liens, assignments, security interests, claims, mortgages, encumbrances or charges of any kind or nature ("Liens").  On the Closing Date, Purchaser shall acquire good and marketable title to all of the Assets free and clear of all Liens. The Assets constitute all of the assets (tangible and intangible, and including, but not limited to, all intellectual property assets) necessary to operate the Business in the manner presently operated by Sellers. Without limitation the Assets include all of Seller's right, title, and interest in and to the following (in each case except for the Excluded Assets), wherever located:   2.5.1  All of the Seller's operating license's for the salvage yard, automotive dismantling of vehicles.  2.5.2   All of the Seller's fixed assets, goods, tools, other equipment, and other property used  directly or indirectly in or otherwise relating primarily to the Business (the "Equipment"), including, without limitation, the Equipment disclosed in Schedule 2.5.2.   2.5.3   All inventories of the Seller and all goods and supplies, (which includes salvaged auto  parts, scrap metal parts and all related parts in each case to the extent used directly or indirectly in or otherwise relating primarily to the Business (the "Inventory"). All items   - 3 - (i4760565)

included in the Inventory consist of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business of Seller except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements, as the case may be. Inventory now on hand that was purchased after the date of the Financial Statements was purchased in the ordinary course of the Business of the Seller at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Business. Work-in-process Inventory is not valued according to GAAP.   2.5.4   The entire right, title and interest of the Seller in connection with the conduct of the  Business or used by the Seller in connection with the conduct of the Business in, to, or under (i) all United States, international and foreign patents and applications therefor and all  reissues,  divisions,  renewals,  extensions,  provisional s, continuations   and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures,   improvements,  Trade  Secrets,  proprietary  information,  know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all domain names, uniform resource locators and other names and locators associated with the Internet; (v) all industrial designs and any registrations and applications therefor; (vi) all trade names, logos, common  law trademarks  and  service marks, trademark and  service mark registrations and applications therefore; (vii) all databases and data collections and all rights therein; (viii) the Seller's customer lists pertaining to the Business; (ix) all moral and economic rights of authors and inventors, however denominated, (x) any computer software and databases, whether owned or licensed, (xi) all telephone and fax numbers, and (xii) any similar or equivalent rights. to any of the foregoing (as applicable) used directly or indirectly or relating to the Business (collectively, as such is used in and/or relates to the business of the Business as currently conducted or as proposed to be conducted by the Seller, the "Intellectual Property"), including, without limitation, the Intellectual Property listed on Schedule 2.5.4.   2.5.5   AU office furniture and fixtures of the Seller used directly or indirectly in or otherwise  relating primarily to the Business (the "Office Furniture"), including, without limitation, the Office Furniture disclosed on Schedule 2.5.5.   2.5.6   The entire leasehold, including buildings, structures, and other improvements located  thereon, fixtures contained therein, and appurtenances thereto, and easements and other rights relative thereto;   (i)  equipment, including computer hardware and associated telecommunications equipment, media,.and tools;   2.5.7   All business and marketing records, including accounting and operating records, asset  ledgers, inventory records, reports, budgets, personnel and payroll records of employees of the Seller to be employed by the Seller, customer lists, supplier lists, information and data respecting leased or owned equipment, correspondence and mailing lists, advertising    4  (#760568)

materials and brochures, and other business records used directly or indirectly in or otherwise relating primarily to the Business or the Assets, in whatever form they exist.   2.5.8   All governmental   approvals,   authorizations,   certifications,  consents,  variances,  permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, and/or local governmental authorities as well as states and jurisdictions outside of the U.S. (the "Authorizations"), directly or indirectly relating primarily to the Business, but subject, as to the reassignability to the Seller. As of the Closing Date, the Authorizations consist of the items disclosed in Schedule 2.5.9.   2.5.9   All claims the Seller may have against any person relating to or arising from the Assets or  the Business, including rights to recoveries for damages or defective goods and to refunds ("Seller Claims"), but not including any Seller Claims under or in connection with the Excluded Assets.  2.5.10 All prepaid expenses, including but not limited to rents, credits and security deposits paid    by the Seller, relating to the Business (the "Prepaid Expenses"), including but not    limited to, the Prepaid Expenses listed in Schedule 2.5.11.   2.5.11 All motor vehicles owned or leased by the Seller and used or held for use in the conduct    of the Business (the "Vehicles"), including but not limited to the Vehicles listed in  Schedule 2.5.12;   2.5.12 All security deposits deposited by or on behalf of the Sellers for the Business;   2.5.13 All insurance and reinsurance, surety, bonding, or indemnity policies, binders, or  contract, and the benefits or any prior insurance coverage to the extent still available,- as - - established or obtained with respect to the Business (the "Insurance Policies"), including but not limited to the Insurance Policies listed in Schedule 2.5.14.   2.5.14 There are no contracts under which the Seller (a) paid $10,000 or more during the 12  month period ending December 31, 2016, (b) received $10,000 or more during the 12 month period ending December 3], 2016, and (c) would, absent this Agreement and the Contemplated Transactions, reasonably expect to pay or receive $10,000 or more for the 12 month period immediately following the Closing Date (collectively, the Material Seller Contracts"). No Seller is subject to any Contract: (1) that contains covenants limiting the freedom of the Seller to compete in any line of business in any geographic area; (ii) that requires such Seller to share any profits, or requiring any payments or other distributions based on profits, revenues or cash flows; (iii) pursuant to which third parties have been provided with products that can be returned to such Seller in the event they are not sold and which could involve products valued at $10,000 or more (invoice price) in the aggregate; or  (iv) that has had a material adverse effect upon the business, earnings, financial condition, or prospects of the Sellers.   2.5.15 Litigation. There are no claims, actions, suits, proceedings or investigations pending or,    to any Seller's knowledge, threatened against or affecting the Assets or the operation of    the Business before any foreign, federal, state, local or other governmental authority or    agency or by any other entity or person.    5  (4760568)

2.5.16 Compliance with Laws. The operation of the Business and the Assets conform to the    requirements of all applicable laws, rules, orders, ordinances, decrees and regulations of    all governmental regulatory agencies, whether national, state or local, having jurisdiction    thereover, and no material claim alleging nonconformity or noncompliance with respect    to such matters has been made or threatened against Seller and/or the Assets or, to    Seller's knowledge, may in the foreseeable future be made by any such agency except as    disclosed to Purchaser on a Schedule to this Agreement.  2.6   Absence of Undisclosed Liabilities.   Except as and to the extent liabilities are specifically reflected on the Financial Statements or liabilities are incurred by Seller in the ordinary course in connection with Seller's operation of the Business, Seller has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).   2.7   Insurance.   Seller has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of such Seller. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and Sellers are otherwise in compliance with the terms of such policies and bonds. No Seller has knowledge of any threatened termination of any of such policies.   2.8   Taxes. The Seller has filed all required tax returns in connection with the Assets and the operation of the Business. All tax returns filed by Seller in connection with the Assets and the operation of the Business are true, correct, and complete. The Seller has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to tax returns that are or were required to be filed by Seller in connection with the Assets and the operation of the Business, or pursuant to any assessment received- by Sellers. There exists no .proposed tax assessment against any Seller in connection with the Assets and the operation of the Business. All taxes that Seller is required to withhold or collect in connection with the operation of the Assets and the Business have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person.  2.9   Environmental Matters. The Company has obtained all Licenses which are required in respect of its Business, operations or Assets and Properties under applicable Environmental Laws.  To Seller's knowledge, the Company and its respective operations and properties are and have been in compliance in all material respects with the terms and conditions of. all such Licenses and with any applicable Environmental Law.   Except as set forth in Schedule 3.23 (with paragraph references corresponding to those set forth below):   2.9.2   The Seller has no knowledge of any pending or threatened review or investigation by  any Governmental or Regulatory Authority with respect to any alleged failure by the Company to have any License under Environmental Laws required in connection with the conduct of the Business or operations of the Company or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. .,§ 9601 (22) ("Release"), of any Hazardous Material, and Sellers have no knowledge of any facts or circumstances which could reasonably be expected to form the basis for any such Order, complaint, penalty or investigation.   2.9.3   There is no civil, criminal or administrative judgment, action, suit, demand., claim,  hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Sellers' knowledge, threatened against the Company pursuant to Environmental   - 6 - 0760568)

Laws which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense.   2.9.4   The Company has not handled any Hazardous Material in violation of Environmental  Laws on any property now or previously owned or leased by the Company.   2.9.5   The Company has not transported or arranged for the transportation of any Hazardous  Material to any location which is the subject of any Action or Proceeding that could lead to claims against the Company for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.   2.9.6   To Seller's knowledge, no oral or written notification of a Release of a Hazardous  Material has been filed by or on behalf of the Company and, to Seller's knowledge, no property now or previously owned or leased by the Company is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.  2.10   Related Parties.  Other than Seller's salary and benefit obligations to arising in the ordinary course of business,  no other related person or affiliated entity to the Seller is a party to any contract (whether written or oral) with, or has any claim or right against, a Seller. No related person or affiliated entity to the seller has, or within the past 12 months, had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's Business.  2.11   Broker's or Finder's Fees. Seller will not incur, directly or indirectly, any liability for brokerage or finders' fees or any similar charges in connection with this Agreement or the Contemplated Transactions.  2.12   Material Adverse Change.  Since June   30,   2014, the Seller has not conducted the Business in the ordinary course and there has not been any material adverse change in the closed business, operations, prospects, assets, results of operations or condition (financial or other) of Seller or the Assets, and no event has occurred or, to the knowledge of the Seller's, no circumstances exists that may result in such a material adverse change except as noted for expansion.  2.13   Material Misstatements or Omissions.  To the Seller's knowledge, no representations or warranties by Seller in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Purchaser pursuant hereto, contains, or with respect to other documents to be delivered by Seller at Closing, will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading.   2.14  Intention.  The Seller has not entered into this Agreement or agreed to complete the Contemplated Transactions with the actual intent to hinder, delay, or defraud any creditor of the Seller.  2.15  Value of Assets. The Seller will receive reasonably equivalent value in exchange-for the obligations to be undertaken pursuant to the Contemplated Transactions.  Giving effect to the Contemplated Transactions, the fair market value of the Seller's assets exceeds the Seller's total liabilities, whether accrued, absolute, contingent or otherwise. Giving effect to the Contemplated Transactions, the fair market value of the assets of the Seller exceeds total liabilities, whether accrued, absolute,  contingent or otherwise. The Seller's assets do not and,  immediately following the Contemplated Transactions, will not, constitute unreasonably small capital to carry out the Seller's business as conducted or as proposed to be conducted. The assets of the Shareholder or equity owners of  - 7 - 0760568)

the Seller do not and, immediately following the Contemplated Transactions, will not, constitute unreasonably small capital to carry out the business of the Shareholder of the Seller as conducted or as proposed to be conducted.  2.16   No Bankruptcy. Except as set forth in the Seller's Disclosure Schedule, no petition in bankruptcy has been filed against any of the Sellers, any member or equity owner of the Sellers or any affiliate of either of them during the last seven years, and neither the Sellers, any member of the Sellers nor any affiliate of either of them in the last seven years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither the Sellers nor any affiliate of the Sellers is contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws. None of the Sellers has any knowledge of any person contemplating the filing of any such petition against it or an affiliate of the Sellers.   3  REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.   Purchaser represents and warrants to Seller as follows:  3.1   Organization and Power. Purchaser is a duly organized and validly existing Georgia incorporated company. Purchaser has the power and authority to carry on its business as now being conducted and to own, operate and lease its properties in the places where such business is now conducted and where such properties are now owned, leased or operated.   3.2   Authorization. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the Contemplated Transactions by the Purchaser have been duly authorized by the Purchaser.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.  _  3.3  Broker's or ;inder's Fees. Purchaser will pay directly or indirectly liability for hrokerage or finders' fees-in connection with this Agreement or the Contemplated TranSactions.  4  COVENANTS  4.1  Restrictive Covenants Agreement. The Seller shall enter into a Restrictive Covenants Agreement in form and substance satisfactory to Purchaser.   4.2   Cooperation.  The Seller, on the one hand, and Purchaser, on the other hand, shall cooperate fully with each other and their respective employees, legal counsel, accountants and other representatives and advisers in connection with the steps required to be taken as part of their respective obligations under this Agreement; and shall, at any time and from time to time after the Closing Date, upon the request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to satisfy and perform the obligations of such party hereunder, and to allow Purchaser to operate the Business after Closing in substantially the .same the manner in which it was operated before the Closing.  Without limiting the foregoing, the Seller agrees to work with Purchaser on an as-requested basis for a period of  90 days following the Closing at no cost to assist with the transition of the Business to Purchaser.   4.3   Use of Name.   The Seller, on the one hand, and Purchaser, on the other hand,  acknowledge and agree that, following the Closing, the Purchaser shall have full right, title and interest in and to the name of "Auto Recycling of Montgomery, Inc." and any substantially similar derivatives thereof. Following the Closing Date, Seller will promptly change its company  - 8 - (#760568)

name to a name requested by the Purchaser that is not similar to either "Auto Recycling of Montgomery, Inc."   4.4  Funds Received After Closing. Any and all funds received by Seller after the Closing in respect of the Business, other than amounts received in respect of the Retained Assets, shall be remitted to the Purchaser immediately upon receipt. Any and all funds received by the Purchaser after Closing in respect of the Retained Assets shall be remitted to the Seller immediately upon receipt.                    5 --    4.4.1  Tax Matters.  4.4.2  The Seller shall pay all Taxes arising from or relating to the Contemplated Transactions if any, due as a result of the purchase, sale or transfer of the Assets and Iteal Property in accordance herewith whether imposed by law on the Seller or the Purchaser, and the Seller shall indemnify, reimburse and hold harmless the Purchaser in respect of the liability for payment of or failure to pay any such Taxes or the filing of or failure to file any reports required in connection therewith.  4.4.3  The Seller on the one hand, and Purchaser, on the other hand, agree to furnish or cause to be furnished to each other, upon request, such information and assistance (including access to books and records) relating to Seller and the Purchaser as is reasonably necessary for the preparation of any return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. At the Closing, it shall be a condition of Purchaser's obligation to consummate the Contemplated Transactions that the following shall be true: 5.1  Representations and Warranties True.  All of the representations and warranties of Seller contained in this Agreement shall be true, correct and complete as of the Closing Date.  5.2  Orders, Decrees, Judgments. No order, decree or judgment of any court or governmental body shall have been issued and remain in effect at such date restraining, prohibiting, restricting or delaying the consummation of the Contemplated Transactions.  5.3  Consents. All consents or approvals required for the consummation of the Contemplated   Transactions by any third party (including without limitation, the Purchaser or its parent company) shall have been obtained.  5.4   Governmental Approvals.   All approvals, consents, permits or licenses from any federal, state or local governmental agency or body required in connection with the consummation of the Contemplated Transactions shall have been duly obtained prior to the Closing Date.   5.5  Release of Liens. Seller shall deliver to Purchaser evidence of the release of all encumbrances on any and all of the Assets (other than Assumed Liabilities), whether or not indicated on a lien search.  5.6  Diligence.  Purchaser shall have found the results of its diligence investigation of Seller to be satisfactory in Purchaser's sole discretion.  9  (#760568)

5.7  Closing Documents. Seller shall have delivered to Purchaser the following documents:  5.7.1  a copy of the resolutions duly adopted by the Seller authorizing the execution, delivery, and performance of this Agreement and the consummation of the Contemplated Transactions, certified by an officer of the Seller;  5.7,2  a certificate (dated not less than 5 days prior to the Closing Date) of the Secretary of State of the State of Alabama as to the good standing of the Seller's company  5.7.3  a Bill of Sale, in form and substance satisfactory to Purchaser;  5.7.4  the Restrictive Covenants Agreement;  5.7.5  such other documents relating to the Contemplated Transactions as Purchaser reasonably requests.   6  CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE. At the Closing, it shall be a condition to Seller's obligation to consummate the Contemplated Transactions that the following shall be true:   6.1   Representations and Warranties True.  All of the representations and warranties of Purchaser contained in this Agreement shall be true, correct and complete as of the Closing Date.   6.1  Performance.  Purchaser shall have performed and complied with all covenants and agreements contained herein required to be performed or complied by the Purchaser prior to or at the Closing Date except where amended.   7  INDEMNIFICATION.  7.1  Survival of Representations.  Each representation, warranty, covenant and agreement made by any party within this Agreement or pursuant hereto shall survive the Closing Date for a period of three (3) years and any investigation at any time made by or on behalf of another party, provided that (a) the representations and warranties contained in Section 2.3 (organization; power; authority), Section 2.2 (no conflict or violation; approvals), Section 2.5 (title), Section 2.14 (environmental), Section 2.10 (employee matters), and Section 2.13 (taxes) shall survive shall survive forever.   All statements contained herein and in any certificate, schedule, list and other document described pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties within the meaning of this Section.  7.2   Indemnification Of Purchaser. Seller shall indemnify and hold harmless Purchaser for a period of three (3) years from and after the Closing Date (except with respect to Section 7.2.3 for which there shall be no limitation on the time during which indemnification may be sought) against and in respect of all demands, claims, actions, liabilities, damages, losses, judgments, assessments, costs and expenses (including without limitation interest, penalties and attorney fees) (individually a "Claim" and collectively the "Claims") asserted against, resulting to, imposed upon or incurred by Purchaser, directly, or indirectly, and arising out of or resulting from (a) a breach of any representation, warranty, covenant or agreement made or to be performed by Seller or Purchaser under this Agreement, (b) any requirement that   -10- (4760568)

Purchaser satisfy or perform any Liability of Seller that is not an Assumed Liability, or (c) any fraud or willful misconduct by any Seller in connection with this Agreement or the Contemplated Transactions.  7.3   Notification.   Purchaser if seeking indemnification hereunder shall hereinafter be referred to as the "Indemnified Party" and Seller shall hereinafter be referred to as the "Indemnifying Party". The Indemnified Party shall, upon becoming aware or being put on notice of the existence of a Claim with respect to which the Indemnified Parties may be entitled to indemnification pursuant to this Section 7, promptly notify the Indemnifying Parties in writing of such matter.   The failure of the Indemnified Party to notify the Indemnifying Parties of any Claim with respect to which the Indemnified Party may be entitled to indemnification hereunder will not relieve the Indemnifying Parties of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Parties are materially prejudiced thereby; provided, that the Indemnified Party shall be deemed to have notified the Indemnifying Party by giving written notice of any such Claim to the Seller or either Member, and that upon such notification, any Claims that are made within the time to contest period set forth in Section 7.2 shall survive until resolution of such claim.  7.4   Settlement and Defense of Claims.  Except as hereinafter provided, upon receiving notice thereof in accordance with the provisions of Section 7.3 hereof, the Indemnifying Parties shall have the right to settle at its own cost and expense Claims which are susceptible of being settled or defended, and to defend, through counsel of its own choosing and at its own cost and expense, any third party action which may be brought in connection therewith; provided, that the Indemnifying Parties shall be required to keep the Indemnified Party fully and currently informed of all settlement negotiations and of the progress of any litigation; and provided further that the Indemnified Party shall have the right to fully participate in the defense or settlement of any Claim at its own expense, except for its reasonable attorneys fees which shall be paid by the Indemnifying Parties, if a third legal counsel chosen by the legal counsel of the Seller and the Indemnified Party determines that: (a) there are or may be legal defenses available-to such - Indemnified -Party that are different from  or additional to those available to Indemnifying Parties and which could not be adequately advanced by counsel chosen by the Indemnified Party, or (b) a conflict or potential conflict exists between Indemnifying Parties and such Indemnified Party that would make such separate representation advisable.  The Indemnifying Parties shall not, without the prior written consent of the Indemnified Party, which consent shall not unreasonably be withheld, settle or compromise or consent to the entry of any judgment in any pending or the threatened claim, action or proceeding to which such Indemnified Party is a party.  7.5   Cooperation of Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Parties in connection with the settlement or defense of any Claim.  In addition, except as hereinafter provided, the Indemnified Party shall not pay or voluntarily permit the determination of any Claim while the Indemnifying Party is negotiating the settlement thereof or litigating the Claim, except with the prior written consent of the Indemnifying Party.   7.6   Assumption by Indemnified Party. Notwithstanding anything contained herein to the contrary, the Indemnified Party may, by releasing the Indemnifying Party from liability to him or it with respect to such Claim, take over and assume the settlement and defense of any'Claim.   7.7  Purchaser Indemnification.  In no event shall the Purchaser have any liability whatsoever to the Sellers in connection with Section 7 of this Agreement or otherwise.  8  GENERAL PROVISIONS.  8.]  Expenses. Each party shall pay its own legal, accounting and other expenses.  -  11  - (060568)

8.2  Headings. Headings are for convenience and are not admissible as to construction.  8.3  Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by overnight courier or delivery service or facsimile transmission to the applicable address appearing in the preamble to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto. All notices, except notices of change of address, shall be deemed given three business days after they have been mailed by certified of registered mail, one business day if they have been mailed by overnight courier or delivery service, or immediately if they have been hand delivered or faxed, and notices of change of address shall be deemed given when received.  Notice shall be sent to the following addresses, unless otherwise changed as set forth herein:    To Purchaser:   Speedemissions Inc.  1015 Tyrone Road, Suite 710 Tyrone, Georgia 30290  Attention: Richard A. Parlontieri, President Fax: (770) 306-7804   With a copy to.:  •  To Seller:   Auto Recycling of Montgomery P.O. Box 210578  Montgomery, AL. 36121-0578 Attention: John Simmons Jr.   8.4   Binding Agreements; Non-Assignability. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees and successors of the respective parties hereto; but none of the rights or obligations attaching to either party hereunder shall be assignable, unless specifically noted.   8.5   Entire Agreement; Waiver. This Agreement constitutes the entire understanding of the  parties hereto with respect to the subject matter hereof, and no amendment, waiver, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each party. No failure or delay by any party, in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.      - 12 - (#760568)

8.6  Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.  8.7   Application of Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Georgia.  8.8   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  8.9   Arbitration.  Any controversy or claim arising out of or relating to this Agreement or any related agreement shall be settled by arbitration in accordance with the following provisions:   8.9.1   The agreement of the parties to arbitrate covers all disputes of every kind relating to or arising out of this Agreement or any of the Contemplated Transactions.  Disputes include actions for breach of contract with respect to this Agreement, as well as any claim based upon tort or any other causes of action relating to the Contemplated Transactions, such as -claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute, In addition, the arbitrators selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be final and binding on the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States. The forum for the arbitration shall be Atlanta, Georgia, and the governing law for the arbitration shall be the law of the State of Georgia, without reference to its conflicts of laws provisions.  There shall be three arbitrators, unless the parties • are able to agree on a single arbitrator. In the absence of such agreement within 10 days after the initiation of an arbitration proceeding, Seller shall select one arbitrator and Purchaser shall select one arbitrator, and those two -arbitrators shall then select, within -10 'days, a third •arbitraton• -If those two arbitrators -are unable to select a third arbitrator within such 10 day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties. Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.  The arbitration shall be administered by the American Arbitration Association. The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts.  If there is any conflict between those rules and the provisions of this section, the provisions of this section shall prevail.  The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may   •-•   •-•--• not limit, expand or otherwise modify its terms. The arbitrators shall not have power to award  damages in connection with any dispute in excess of actual compensatory damages and shall not  multiply actual damages or award consequential or punitive damages.  8.10 No Third-Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.   -  13 - (#760568)

8.11 Legal Fees and Costs. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, each party shall pay its own legal fees and costs.   8.12 Further Assurances.  Seller shall, at any time and from time to time after the date of this Agreement, upon the reasonable request of Purchaser, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further documents as may be required to confirm (i) the title of the Assets sold, transferred and assigned to Purchaser, (ii) the possession  by Purchaser of the personal property hereby purchased by it; and interests in the Premises.  [Signatures on Following Page]       -144- (#760568)  (iii) Purchaser's leasehold

EN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.   SELLER:   AUTO RECYCLING OF MONTGOMERY, INC.         PURCHASER:   SPEEDY OPERATIONS, INC.     By:  Richard A. Parlontieri, Its President    -  15 - (#760568)

EHXIBIT A  Auto Salvage Yard and Used Auto Parts Location   Store Name  Street   Auto Recycling of Montgomery, Inc  2320 Lower Wetumplca Rd.  Montgomery, AL. 36110            -16- (14760568)

Schedule 1.4(a)   Assumed Liabilities    •   Utilities at the Leases Premises:   Electricity  Natural gas Telephone Water/Sewer               -  17- (#760568)

Schedule 1.4(b)   Retained Liabilities    •  any Liability arising out of or relating to products of Seller to the extent manufactured or sold prior to the Closing Date;  •   any Liability under any contract assumed by Purchaser that arises after the Closing Date but that arises out of or relates to any breach that occurred prior to the Closing Date;  •  any Liability of Seller for taxes, including (A) any taxes arising as a result of Seller's operation of its business or ownership of the Assets prior to the Closing Date, (B) any taxes that will arise as a. result of the sale of the Assets pursuant to this Agreement and  (C) any deferred taxes of any nature;  •  any Liability under any contract not assumed by Purchaser, including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;  •  any  Liability under the  Plans  or relating to payroll, vacation,  workers'  compensation, unemployment benefits •  or any other employee plans or benefits of any kind for Seller's employees or former employees    or both;   •   any Liability under any employment, severance, retention or termination agreement with any  employee of Seller or any affiliatesof any employees of Seller;   •  any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Purchaser; if pre-existing to sale.  •  any Liability of Seller based upon Sellers acts or omission.                     -  1 8 - (#760568)

Schedule 1.3    Considerations — Purchase Price/Terms    Asset Purchase Price - 590,000.00 includes all Assets noted on the following:   •  Schedule 2.5.2 -  Equipment •  Schedule 2.5.3 -  Inventory •  Schedule 2.5A -  intellectual Property •  Schedule 2.5.3  — Office Furniture  Terms:  •  Interest rate — 10% •  Term of loan ten (10) year amortization w17 year balloon '$.1,18936.per:rnotitfi •  120 day grace period after purchase of salvage yard •  In the event of an early pay-off of the loan by the Purchaser, interest due the Seller will be paid for the remaining period of time equal to 60  months.   (Example: If the principal balance is paid in the 3611 month Of the amortization period, Purchaser will pay to the Sellerthe interest  calculated for the remaining 24 month period)   Real Property Purchase Price - 5175,000 includes all land, buildings and leasehold improvement to the property located at: 2320 Lower Wetumpka Rd. Montgomery, AL. 36110.   REAL PROPERTY: PARCEL 3304-05-32-3-018-01Z.000  ADDRESS:  nzo LOWER WETLIMPKA ROAD MONTGOMERY, ALABAMA 36110  LEGAL DESCRIPTION:   METES AND BOUNDS: BEG INT VS LOWER WETUMPKA RD & S 5/1. SW 1/4 32 17 18 NLY ALG VS SAID RD 417.4FT E 208.7FSLY TO SE COR LOT F 25/210 W TO POB   REAL PROPERTY: PARCEL #04-09-32-3-018-013.000  ADDRESS:  ALDUC COURT MONTGOMERY, ALABAMA 36110 LEGAL DESCRIPTION:  ALDUC PLAT #1, BLOCK C, LOT F, AS RECORDED BY THE MONTGOMERY COUNTY PROBATE IN REAL PROPERTY BOOK 25, PAGE 210  Terms: •   Interest rate  10%  • • • •          (#7M568)  Term of loan ten (10) year amortization w17 year balloon $2,312.64 per month 120 day grace period after purchase of salvage yard In the event of an early pay-off of the loan by the Purchaser, interest due the Seller will be paid for the remaining period of time equal to 60 months. (Example: if the -principal balance is paid in the. 3611) month of the amortization period, Purchaser will pay to the Seller the interest calculated for the remaining 24 month period. - 19 -

Schedule 2.5.2    Assets: Equipment   •  621 Case Front End Loader •  Forks •  Bucket •  Hand truck torch set (industrial use) •  Air Compressor (industrial use) •  Commercial overhead gas heater •  Three (3) installed tear down racks •  Pan dumpsters (3) •  Miscellaneous racks and shelving, both inside and outside warehouse •  Water cooler •  Beverage/soda cooler •  Wood pallets   -20- (#760568)

Schedule 2.5.3

Assets: Inventory*

- 100 +/- Automotive vehicles "as in condition" currently on property
- 100 +/- New headlights currently in boxes
- 100 +/- New mirrors currently in boxes
- 100 +/- New turn signal lights currently in boxes
- 1,000 +/- Automotive glass removed from vehicles on property
- 200 +/- Transmissions removed from vehicles on property
- 60 – 70 +/- Engines removed from vehicles on property

Other automotive parts include:

Alternators
Air compressors
Brake boosters
Bumpers
Doors
Exhaust manifolds
Headlights
Hub caps
Mirrors
Radiators
Starters
Steering columns
Tail lights
Tires
Wheels

*ESTIMATES ONLY

- 21 -

(#760568)

Schedule 2.5.4     Assets: Intellectual Property — Customers/Contacts   Automotive repair shops  •  Automotive body shops •  New car dealers •  Used car dealers •  Salvage/scrap yard dealers •  Retail/walk-up customer lists •  Internet/e-commerce customer list •  Recycling companies contact information        -22 - (#760568)

Schedule 2.5.5    Assets: Equipment — Office Furniture    •  Computers •  Copiers •  Desks •  Desk chairs •  Printers •  Portable heater •  Portable phone •  Telephones          - 23 - (#760568)

Listing of other Schedules    A.  Schedule 2.5.8 - Authorizations  All federal, state and local salvage yard licenses & permits   B.  Schedule 2.5.10 - Prepaid Expenses (if applicable)   C.  Schedule 2.5.11 — Vehicles  621 Case Front End Loader   D.  Schedule 2.5.13 — Insurance Policies       -24- (760568)